UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2007
Date of Report (Date of earliest event reported)

BLADELOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33589	04-3569976
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Maguire Road, Building 3

Lexington, Massachusetts  02421

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 257-3500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, the Compensation Committee of the Board of Directors of BladeLogic, Inc. (the “Company”) approved the Amended and Restated Senior Executive Incentive Bonus Plan (the “Plan”). The Plan sets forth the applicable performance goals for the Company’s executive officers for fiscal year 2008 and terms under which the Company’s executive officers may be awarded incentive compensation in the forms of cash bonuses and stock-based awards for fiscal year 2008. The Compensation Committee and/or the Board of Directors retain the right to amend, alter or terminate the Plan at any time. A copy of the Plan is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                           Amended and Restated Senior Executive Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

BLADELOGIC, INC.

November 27, 2007	By:	/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Senior Executive Incentive Bonus Plan.